UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2009
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01                      Entry into a Material Definitive Agreement

Amendment to Exchange and Registration Rights Agreement

On May 1, 2009, Abraxas Petroleum, the Partnership and certain owners of limited partnership interests in the Partnership, whom we refer to as the Purchasers, entered into Amendment No. 2 to Exchange and Registration Rights Agreement (the “Exchange Amendment”). The Exchange Amendment further amends the Exchange and Registration Rights Agreement dated May 25, 2007 (the “Original Agreement”) among Abraxas Petroleum, the Partnership and the Purchasers pursuant to which, among other things, Abraxas Petroleum and the Partnership agreed to allow the Purchasers to exchange their limited partner units in the Partnership for shares of Abraxas Petroleum common stock. The Exchange Amendment modifies the date on which the Purchasers, if the Partnership’s initial public offering has not been consummated prior to that date, may first exchange their Partnership units for Abraxas Petroleum common stock from April 30, 2009 to June 30, 2009.

The summary of the amendment to the Exchange Amendment under this Item 1.01 is qualified in its entirety by the copy thereof filed as Exhibit 10.1 to this Form 8-K, which is incorporated in this Item 1.01 by reference.

Item 9.01                      Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit 10.1	Amendment No. 2 to Exchange and Registration Rights Agreement dated May 1, 2009 by and among Abraxas Petroleum Corporation, Abraxas Energy Partners, L.P. and the Purchasers.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By:  /s/ Chris E. Williford
Chris E. Williford
Executive Vice President, Chief Financial
Officer and Treasurer

Dated:  May 7, 2009

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